For Immediate Release:

FIRST INTERSTATE BANCSYSTEM REALIGNS EXECUTIVE TEAM

Renee Newman named new Chief Strategy Officer; Russ Lee becomes Chief Banking Officer

Billings, Montana (January 6, 2020) - First Interstate BancSystem, Inc. (NASDAQ: FIBK) is realigning its executive team, adding a Chief Strategy Officer. The new role will be dedicated to addressing the increasing complexity of growing a successful financial institution in a dynamic environment while considering developments, opportunities, and risks with potential to impact the business in the long term.

Renee Newman has been tapped to serve as the institution’s first-ever Chief Strategy Officer. Newman has been instrumental in leading efforts to adopt greater strategic focus and alignment across business lines. As First Interstate continues to evolve, Newman’s new role will enable her to concentrate fully on all growth and innovation strategies of the organization.

“For First Interstate to continue growing in a highly competitive environment, we must expand our strategic mindset and appoint a visionary individual to spearhead our efforts. Renee has impressed us with her client focus from day one with First Interstate,” said Kevin Riley, President and Chief Executive Officer of First Interstate BancSystem. “She is the natural choice for this new and critical role, established to ensure First Interstate remains a relevant financial partner to our clients and communities for years to come.”

As Chief Strategy Officer, Newman will focus on strategic alignment across First Interstate’s business lines to ensure the bank is well positioned to meet the rapidly changing needs of its clients, wherever and however they bank. Newman’s responsibilities will include assessing the competitive financial services environment, implementing and executing strategic business initiatives, and measuring and reporting on performance and progress. Newman will lead the digital and product teams, data and analytics, as well as oversee marketing, communications, and the client contact center - all with a focus on delivering a meaningful and differentiated client experience. In addition, Newman will also be responsible for the organization’s enterprise planning and project management efforts.

Newman joined First Interstate in October 2017 to lead Wealth Management and Client Experience; she has been the Chief Banking Officer since 2018. She contributes more than 25 years of diverse banking experience, spanning commercial, real estate, and wealth management across community, regional, and large financial institutions.

Russ Lee has been selected to assume the role of Chief Banking Officer. The consolidation of the traditional banking business under a single leader will allow First Interstate to continue its growth as a premier community bank.

“Russ will be instrumental in expanding our traditional community banking focus, which includes retail and commercial banking, as well as wealth management,” said Riley. “He is a strong leader with a proven track record in managing and inspiring his teams, and has many years of experience leading successful community banks. I look forward to collaborating more closely with him as he takes on this new challenge.”

As Chief Banking Officer, Lee will be responsible for leading the retail, commercial, and wealth teams. With more than 150 branches across a six-state footprint, a highly motivated commercial banking group, and an ever-growing wealth management team, Lee will guide and support these client-facing teams in developing the strong and fruitful relationships for which First Interstate is known.

Lee, who joined First Interstate’s Executive Team in 2018 through the organization’s acquisition of Inland Northwest Bank (INB), now becomes responsible for the branch network and wealth management. Lee has more than 40 years of community banking experience, including serving as President and CEO of INB, President of Skagit Bank, and President of Peoples Bank.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates banking offices, including detached drive-up facilities, in communities across Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities, and other entities throughout the Company's market areas.

Contact:	Marcy Mutch	NASDAQ: FIBK
	Chief Financial Officer First Interstate BancSystem, Inc. (406) 255-5312 marcy.mutch@fib.com	www.FIBK.com